Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 5 TO CREDIT AGREEMENT

This Amendment No. 5 to Credit Agreement (this “Amendment”) is entered into as of April 1, 2015 by and among Catamaran Corporation (f/k/a SXC Health Solutions Corp.), a corporation organized under the laws of the Yukon Territory, Canada (the “Borrower”), JPMorgan Chase Bank, N. A., individually and as administrative agent (the “Administrative Agent”), and the other financial institutions signatory hereto.

RECITALS

A. The Borrower, the Administrative Agent and the Lenders are party to that certain Credit Agreement dated as of July 2, 2012 (as previously amended, the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

B. The Borrower, the Administrative Agent and the undersigned Lenders wish to amend certain provisions of the Credit Agreement on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.    Amendment to Credit Agreement. Upon the Effective Date (as defined below), the Credit Agreement shall be amended as follows:

(a)     The definition of “EBIT” contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“EBIT” means, for any period, for any Person and its subsidiaries on a consolidated basis, an amount equal to Net Income for such Person and its subsidiaries for such period plus (a) the following to the extent deducted in calculating such Net Income: (i) Total Interest Expense of such Person and its subsidiaries for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by such Person and its subsidiaries for such period, (iii) any extraordinary losses (determined in accordance with GAAP) of such Person and its subsidiaries for such period, (iv) non-cash stock compensation expenses of such Person and its subsidiaries incurred in such period, (v) other all non-cash items reducing such Net Income for such period; provided that cash expenditures in respect of items excluded pursuant to this clause (v) shall be deducted in determining EBIT for the period during which such expenditures are made, (vi) fees and expenses directly incurred or paid in connection with the Transactions, the Merger or any Permitted Acquisition, (vii) fees and expenses directly incurred or paid in connection with the HealthTran Acquisition in an aggregate amount not to exceed $1,200,000, (viii) synergies projected by the Borrower in good faith to be realized as a result of the Merger in an aggregate amount not to exceed $75,000,000, (ix) fees and expenses and integration costs not to exceed $47,000,000 in the aggregate related to historical acquisitions by Target and its subsidiaries made within the twelve months preceding the Effective Date, (x) any unrealized losses in respect of Swap Agreements, and (xi) any non-recurring charges, costs, fees and expenses directly incurred or paid directly as a result of discontinued operations or restructurings and minus (b) the following to the extent included in calculating such Net Income: (i) Federal, state, local and foreign income tax credits of such Person and its subsidiaries for such period (to the extent not netted from tax expense), (ii) interest income of such Person and its subsidiaries for such period, (iii) all non-cash items increasing such Net Income for such period, (iv) any extraordinary gains (determined in accordance with GAAP) of such Person and its subsidiaries for such period and (v) any non-recurring gains or income directly arising as a result of discontinued operations or restructurings. For any computation period during which (a) a Subsidiary or business is acquired or (b) a Subsidiary or business is disposed of, EBIT shall be calculated on a pro forma basis as if such Subsidiary or business, as the case may be, had been acquired (and any related Indebtedness incurred) or sold (and any related Indebtedness repaid), as the case may be, on the first day of such computation period. For so long as Script Relief is not a subsidiary of the Borrower, EBIT shall be adjusted by: (i) adding an amount equal to the Net Income of Script Relief and its subsidiaries, calculated on a stand-alone basis for such period multiplied by the percentage of equity in Script Relief not held by the Borrower or any of its subsidiaries, (ii) subtracting an amount equal to the EBIT of Script Relief and its subsidiaries, calculated on a stand- alone basis for such period, and (iii) adding any cash distributions paid by Script Relief to the Borrower or any of its subsidiaries during such period (excluding any Recapitalization Amount).

(b)    The definition of “EBITDA” contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“EBITDA” means, for any period, for any Person and its subsidiaries on a consolidated basis, an amount equal to Net Income for such Person and its subsidiaries for such period plus (a) the following to the extent deducted in calculating such Net Income: (i) Total Interest Expense of such Person and its subsidiaries for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by such Person and its subsidiaries for such period, (iii) depreciation

Exhibit 10.2

and amortization expense for such Person and its subsidiaries for such Period, (iv) any extraordinary losses (determined in accordance with GAAP) of such Person and its subsidiaries for such period, (v) non-cash stock compensation expenses of such Person and its subsidiaries incurred in such period (vi) other all non-cash items reducing such Net Income for such period; provided that cash expenditures in respect of items excluded pursuant to this clause (vi) shall be deducted in determining EBITDA for the period during which such expenditures are made, (vii) fees and expenses directly incurred or paid in connection with the Transactions, the Merger or any Permitted Acquisition, (viii) fees and expenses directly incurred or paid in connection with the HealthTran Acquisition in an aggregate amount not to exceed $1,200,000, (ix) synergies projected by the Borrower in good faith to be realized as a result of the Merger in an aggregate amount not to exceed $75,000,000, (x) fees and expenses and integration costs not to exceed $47,000,000 in the aggregate related to historical acquisitions by Target and its subsidiaries made within the twelve months preceding the Effective Date, (xi) any unrealized losses in respect of Swap Agreements and (xii) any non-recurring charges, costs, fees and expenses directly incurred or paid directly as a result of discontinued operations or restructurings and minus (b) the following to the extent included in calculating such Net Income: (i) Federal, state, local and foreign income tax credits of such Person and its subsidiaries for such period (to the extent not netted from tax expense), (ii) interest income of such Person and its subsidiaries for such period, (iii) all non-cash items increasing such Net Income for such period, (iv) any extraordinary gains (determined in accordance with GAAP) of such Person and its subsidiaries for such period and (v) any non-recurring gains or income directly arising as a result of discontinued operations or restructurings. For any computation period during which (a) a Subsidiary or business is acquired or (b) a Subsidiary or business is disposed of, EBITDA shall be calculated on a pro forma basis as if such Subsidiary or business, as the case may be, had been acquired (and any related Indebtedness incurred) or sold (and any related Indebtedness repaid), as the case may be, on the first day of such computation period. For so long as Script Relief is not a subsidiary of the Borrower, EBITDA shall be adjusted by: (i) adding an amount equal to the Net Income of Script Relief and its subsidiaries, calculated on a stand-alone basis for such period multiplied by the percentage of equity in Script Relief not held by the Borrower or any of its subsidiaries, (ii) subtracting an amount equal to the EBITDA of Script Relief and its subsidiaries, calculated on a stand-alone basis for such period, and (iii) adding any cash distributions paid by Script Relief to the Borrower or any of its subsidiaries during such period (excluding any Recapitalization Amount).

(c)    The definition of “subsidiary” contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Notwithstanding the foregoing, neither Script Relief nor any subsidiary thereof shall be a “subsidiary” of the Borrower (or any of the Borrower’s subsidiaries) unless the criteria of clause (a) or (b) above are satisfied.

(d)    The definition of “Total Debt” contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Total Debt” means the sum, without duplication, of (a) all Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, calculated in accordance with GAAP plus, without duplication (b) the face amount of all outstanding letters of credit in respect of which the Borrower or any Subsidiary has any actual or contingent reimbursement obligation and (c) all Indebtedness of the type referred to in clauses (a) and (b) above of another Person and Guaranteed by the Borrower or its Subsidiaries. For so long as Script Relief is not a subsidiary of the Borrower, “Total Debt” shall not include any Indebtedness (or any obligations described in (b) or (c) above) of Script Relief.

(e)     The definition of “Total Interest Expense” contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Total Interest Expense” means, for any period with respect to any Person, total cash interest expense deducted in the computation of Net Income for such period (including that attributable to Capital Lease Obligations) of such Person and its subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs of rate hedging in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP). For purposes of calculating the Interest Coverage Ratio, “Total Interest Expense” shall not include any interest expense (or any other obligations described above) of Script Relief, for so long as Script Relief is not a subsidiary of the Borrower.

(f)     Section 1.01 of the Credit Agreement shall be amended by adding the following new definitions in the appropriate alphabetical order:

Exhibit 10.2

“Recapitalization Amounts” means any cash distributions paid by Script Relief to the Borrower or any of its subsidiaries as a result of a dividend recapitalization.

“Script Relief” means Script Relief, LLC, a Delaware limited liability company.

(g)     Section 6.04 of the Credit Agreement is amended by amending and restating clause (j) thereof to read as follows:

“(j) (i) Permitted Acquisitions, (ii) Equity Interests acquired in Permitted Acquisitions and (iii) the acquisition of additional equity of Script Relief, so long as, at the time of any such acquisition and after giving effect thereto, the Leverage Ratio does not exceed 3.00 to 1.00;”

(h)     Section 6.07 of the Credit Agreement is amended by amending and restating clause (d) thereof to read as follows:

“(d) any Restricted Payment permitted by Section 6.06 and any acquisition permitted by 6.04(j)(iii),”.

2.    Representations and Warranties of the Borrower.    The Borrower represents and warrants that as of the date hereof and as of the Effective Date:

(a)    The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b) Each of the representations and warranties contained in the Credit Agreement (treating this Amendment as a Credit Document for purposes thereof) is true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of the Effective Date as if made on such date, or to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date; and

(c) After giving effect to this Amendment, no Default has occurred and is continuing.

3. Effective Date. This Amendment shall become effective on the date (the “Effective Date”) this Amendment is executed and delivered by the Borrower, the Administrative Agent and the Required Lenders (without respect to whether it has been executed and delivered by all the Lenders).

In the event the Effective Date has not occurred on or before April 3, 2015, Section 1 hereof shall not become operative and shall be of no force or effect.

4.    Reference to and Effect Upon the Credit Agreement.

(a) Except as specifically amended above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. This Amendment shall constitute a Credit Document.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Credit Document, nor constitute a waiver of any provision of the Credit Agreement (including without limitation any cross-default arising under the Credit Agreement by virtue of any defaults under other agreements (excluding the Credit Documents) resulting from the matters which are specifically waived hereby) or any Credit Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

5. Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable and documented fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.
6. Governing Law. This Amendment shall be governed and construed in accordance with the internal laws (including, without limitation, Section 5-1401 of the general obligations law of New York, but otherwise without regard to the law of conflicts) of the State of New York.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

Exhibit 10.2

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart hereof.

[signature pages follow]

Exhibit 10.2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

CATAMARAN CORPORATION, as Borrower

By /s/ Michael Shapiro
Name: Michael Shapiro
Title: Senior Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By /s/ Lisa Whatley
Name: Lisa Whatley
Title: Managing Director

BANK OF AMERICA, N.A., as a Lender

By /s/ Yinghua Zhang
Name: Yinghua Zhang
Title: Director

CITIBANK, N.A., as a Lender

By /s/ Patricia Guerra Heh
Name: Patricia Guerra Heh
Title: Vice President

BARCLAYS BANK PLC, as a Lender

By /s/ Christopher Lee
Name: Christopher Lee
Title: Vice President

WELLS FARGO BANK, N.A., as a Lender

By /s/ Christopher M. Johnson
Name: Christopher M. Johnson
Title: Assistant Vice President

SUNTRUST BANK, as a Lender

By /s/ Jared Cohen
Name: Jared Cohen
Title: Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By /s/ Amy Trapp
Name: Amy Trapp
Title: Managing Director

By /s/ John Bosco
Name: John Bosco
Title: Director

U.S. BANK NATIONAL ASSOCIATION

By /s/ Michael West
Name: Michael West
Title: Vice President

[Signature Page to Amendment No. 5 to Credit Agreement]

Exhibit 10.2

MIZUHO BANK, LTD., as a Lender

By /s/ Raymond Ventura
Name: Raymond Ventura
Title: Deputy General Manager

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By /s/ Christopher Day
Name: Christopher Day
Title: Authorized Signatory

By /s/ Remy Riester
Name: Remy Riester
Title: Authorized Signatory

ROYAL BANK OF CANADA, as a Lender

By /s/ Amy S. Promaine
Name: Amy S. Promaine
Title: Authorized Signatory

The Bank of East Asia, Limited, New York Branch,

By /s/ James Hua
Name: James Hua
Title: SVP

By /s/ Kitty Sin
Name: Kitty Sin
Title: SVP

Manufacturers Bank, as a Lender

By /s/ Charles Jou
Name: Charles Jou
Title: Vice President

FIFTH THIRD BANK, an Ohio Banking
Corporation, as a Lender

By /s/ John McChesney
Name: John McChesney
Title: Officer

THE NORTHERN TRUST COMPANY, as a Lender

By /s/ M. Scott Randall
Name: M. Scott Randall
Title: Second Vice President

Capital One, N.A., as a Lender

By /s/ David Maheu
Name: David Maheu
Title: Senior Vice President

[Signature Page to Amendment No. 5 to Credit Agreement]

Exhibit 10.2

PNC BANK CANADA BRANCH, as a Lender

By /s/ Caroline Stade
Name: Caroline Stade
Title: Senior Vice President          PNC Bank Canada Branch

By /s/ Bill Hines
Name: Bill Hines
Title: Regional President - Canada

The Bank of Tokyo Mitsubishi UFJ, Ltd., as a Lender

By /s/ Scott O' Connell
Name: Scott O’ Connell
Title: Director

BRANCH BANKING AND TRUST COMPANY, as a lender

By /s/ Brett Miller
Name: Brett Miller
Title: Senior Vice President

Sumitomo Mitsui Banking Corporation, as a Lender

By /s/ Katsuyuki Kubo
Name: Katsuyuki Kubo
Title: Managing Director

TD BANK, N.A., as a Lender

By /s/ Shivani Agarwal
Name: Shivani Agarwal
Title: Senior Vice President

MORGAN STANLEY BANK, N.A., as a Lender

By /s/ Alice Lee
Name: Alice Lee
Title: Authorized Signatory

FIRST NATIONAL BANK OF OMAHA, as a Lender

By /s/ Andrew Wong
Name: Andrew Wong
Title: Director

[Signature Page to Amendment No. 5 to Credit Agreement]